Exhibit 1.4

HANSON PLC

Officers’ Certificate

Pursuant to Sections 1.2 and 2.4 of the Indenture

The undersigned, Graham Dransfield, the Legal Director of Hanson PLC (the “Company”), and Jonathan C. Nicholls, the Finance Director of the Company, do hereby:

(a) certify, pursuant to Section 1.2 of the Indenture, dated as of March 18, 2003 (the “Indenture”), between the Company, Hanson PLC, as guarantor, and The Bank of New York, as trustee (the “Trustee”), that:

1.	he has read and understands the provisions of the Indenture and the definitions relating thereto,

2.	the statements made in this Officers’ Certificate are based upon an examination of the provisions of the Indenture and upon the relevant books and records of the Company,

3.	in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions of the Indenture relating to the authentication of a series of the Company’s 5.25% Notes due 2013 (the “5.25% Notes”) have been complied with; and

4.	in his opinion, such covenants and conditions have been complied with; and

(b) establish, pursuant to Section 2.4 of the Indenture, the terms of the Guarantee of the Securities, which are to be authenticated and delivered by the Trustee in accordance with the Indenture, as follows:

1.	The Guarantee of the 5.25% Notes shall be as provided in Section 12 in the Indenture.

2.	The Guarantee to be endorsed on the Securities shall be substantially in the form appended to the form of Global Security attached hereto as Exhibit A.

3.	Payments by the Company with respect to each Guarantee shall be made without deduction or withholding unless the Company is required to withhold or deduct by law or by interpretation or administration thereof by the relevant jurisdiction, political subdivision or taxing authority.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

[The remainder of this page has been left blank intentionally.]

        IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

March 18, 2003

/s/ Graham Dransfield
Name:	Graham Dransfield
Title:	Legal Director

/s/ Jonathan C. Nicholls
Name:	Jonathan C. Nicholls
Title:	Finance Director